UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 30, 2010

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15225 N. 49th Street
Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(602) 595-4997
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Filed by El Capitan Precious Metals, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Gold and Minerals Company, Inc.

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2010, El Capitan Precious Metals, Inc. (the “Company” or “ECPN”) issued a press release relating to the status of the proposed merger transaction with Gold and Minerals Company, Inc. (“G&M”), a Nevada corporation, and MergerCo, ECPN’s wholly-owned subsidiary. The Directors of ECPN, MergerCo and G&M signed the Agreement and Plan of Merger (the “Merger Agreement”) on June 28, 2010. Mr. Charles Mottley is a Director of ECPN, G&M and MergerCo.

ECPN is a 40% owner of El Capitan Limited (“ECL”), an Arizona corporation, who is the owner of the Capitan property site, and G&M is the 60% owner of ECL. The proposed merger will give ECPN 100% control and ownership of the Capitan property site and will consolidate the assets of the companies. Since October 2004, the owners of ECL have been sharing exploration and other property related expenses in accordance with their equity ownership percentage.

The merger will be a stock for stock transaction and ECPN will issue ECPN shares to the G&M shareholders in exchange for all their G&M shares under an agreed to formula in the Merger Agreement. The ECPN shares to be issued will be based on the outstanding shares of ECPN and outstanding warrants and options at the effective date of the merger. The Company estimates that approximately 144-148M ECPN shares will be issued on the effective date of the merger.  Pursuant to the Merger Agreement, (i) MergerCo will merge with and into G&M and (ii) G&M will be the surviving company to the merger and ECPN’s wholly-owned subsidiary. Upon completion of the merger, the Company estimates that the shareholders of G&M will hold approximately 60% of ECPN’s outstanding common stock.

Additional Information about the Merger and Where to Find It

An offer of securities in the United States pursuant to a business combination transaction will only be made through a prospectus which is part of an effective registration statement filed with the Securities and Exchange Commission (the “SEC”). In connection with the proposed merger of ECPN and G&M, ECPN will file a registration statement on Form S-4, which will constitute a proxy statement of G&M and also constitutes a prospectus of ECPN, and other documents with the SEC. Such registration statement, however, is not currently available. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4 AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ECPN, G&M AND THE PROPOSED MERGER. Once filed, shareholders and investors will be able to obtain these documents, as well as other filings containing information about ECPN and G&M, without charge at the SEC’s website (http://www.sec.gov). Copies of filings made by ECPN will also be available, without charge, once they are filed with the SEC by directing a request to ECPN’s Investor Relations at www.ElCapitanPMi.com.

ECPN, G&M and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from G&Ms’ shareholders with respect to the proposed merger. Information about G&Ms’ directors and executive officers will be available in G&M’s proxy statement to be filed with the SEC as referenced above. Information about ECPN’s directors and officers will be available in the proxy statement/prospectus to be filed with the SEC as referenced above, and is currently available in ECPN’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC on December 30, 2009 and other public filings with the SEC made by ECPN. Other information about the participants in the proxy solicitation and a description of their direct and indirect interests (by security holdings or otherwise) will be contained in the proxy statement and other relevant materials after they are filed with the SEC.

Item 3.02	Unregistered Sales of Equity Securities

During the period from May 25, 2010 to July 2, 2010, the Company sold 143,144 shares of restricted common stock for an aggregate amount of $50,100 to 14 sophisticated non-accredited investors and 2,505,903 shares of restricted common stock for an aggregate amount of $877,066 to 44 accredited investors, as that term is defined by SEC Rule 501. These sales were made pursuant to Rule 506 without public solicitation. There were no underwriting discounts or commissions paid on these sales of securities. At July 2, 2010, the Company had 93,983,742 shares of our common stock outstanding, including the aforementioned sales of restricted common shares.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among El Capitan Precious Metals, Inc., Gold and Minerals Company, Inc. and MergerCo, Inc., dated June 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 7, 2010

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Stephen J. Antol
Stephen J. Antol
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among El Capitan Precious Metals, Inc., Gold and Minerals Company, Inc. and MergerCo, Inc., dated June 28, 2010